UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
September 6, 2016

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 6, 2016, Plantronics, Inc. (“Plantronics” or the “Company”) entered into a Transition Agreement with Richard R. Pickard, the Company's Vice President, Legal, General Counsel and Secretary (the “Transition Agreement”).

Mr. Pickard will be stepping down from his role as Vice President, Legal, General Counsel and Secretary effective October 2, 2016 (the “Transition Date”). Until the Transition Date, Mr. Pickard will continue in his current role on a full-time basis. Mr. Pickard will continue to earn the same compensation and will continue to vest in his equity awards in accordance with their terms until the Transition Date but he will cease participation in the Company’s bonus plans, except as described below. Following the Transition Date until Mr. Pickard’s employment with the Company terminates (the “Continuing Employment Period”), Mr. Pickard will remain employed by the Company on a part-time basis assisting in both the transition of his duties to his successor and in ongoing legal matters. During the Continuing Employment Period, Mr. Pickard will be paid a base salary at the annualized rate of $120,000 and his equity awards will continue to vest in accordance with the applicable vesting schedule(s). On the date his employment terminates, Mr. Pickard’s outstanding equity awards will vest as to that number of shares that would otherwise have vested through his termination date as if the equity awards had been vesting on the monthly anniversary of the vesting commencement date applicable to each such award.
In addition to the compensation described above, if Mr. Pickard remains employed with the Company through the Transition Date, or, if prior to the Transition Date, Mr. Pickard dies or becomes Disabled (as defined in the Transition Agreement), then subject to Mr. Pickard (or his personal representative or estate) executing and not revoking a supplemental separation agreement in favor of the Company, Mr. Pickard (or his personal representative or estate) will receive the following gross amounts less applicable withholdings:

•	A lump sum payment of $405,654;

•	A pro-rata portion of Mr. Pickard’s annual target bonus under the Company’s 2017 Associate Incentive Plan, which is expected to be $96,450 if he remains employed through the Transition Date; and

•	A lump sum payment equal to 150% of Mr. Pickard’s annual COBRA premiums.
The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Transition Agreement between Plantronics, Inc. and Richard R. Pickard, dated as of September 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2016	PLANTRONICS, INC.

	By:	/s/ Pam Strayer
	Name:	Pam Strayer
	Title:	Senior Vice President & Chief Financial Officer